EXHIBIT 10.14
(Translation)
Employment Agreement

Party A
(Employer):_________________
___________________________

Address: ___________________
___________________________

Contact Telephone No.________
___________________________

Legal Person or Main Responsible
Person:
__________________________
__________________________

Party B
(Employee): ________________
___________________________

Sex: _______________________

Current Residential Address:
___________________________
___________________________

Address of Registered Household:
____________________________
____________________________

Contact Telephone No.: _______
___________________________

Identity Card No: ____________

Printed by the Labour and Social Protection Bureau, Feng Ze Area

In accordance with the Labour Law of the People's Republic of China, and related laws and regulations, Party A and Party B hereby enter into this Labor Contract (with respect to Party A's employment of Party B) upon consultation on the basis of equality and free will.  Both Parties hereto shall comply with the terms and conditions hereof.

I.           Term of this Labour Contract
             (I)         Fixed term:
 From ______ day of _______ in the year __________ to ______ day of _______ in the year __________ (inclusive), of which the probation period shall be
_______ months, from ______ day of _______ in the year __________ to ______ day of _______ in the year __________ (inclusive)

             (II)        Flexible term:
 From ______ day of _______ in the year __________ until the occurrence of any of the circumstances prescribed by law.  The probation period hereof shall be
 ____ month, from ______ day of _______ in the year to ______ day of _______ in the year __________ (inclusive).

             (III)      Term subject to the completion of specified job: From ______ day of _______ in the year until the completion of the job, upon which it shall terminate.

II.         Job duties and working place
             (I)         Party A shall arrange Party B to work at _____________________as_____________________ (Position)

             (II)       Party A may rearrange Party B's position according to Party A's work needs and the ability and performance of Party B.  In the absence of any legitimate and proper reason, Party B shall abide by such rearrangement.

             (III)      Party B agrees to finish the required amount of work within the specified time according to the job duties specified by Party A.

III.        Working hours, rest days and statutory holidays
 (I)         Party A shall implement working hour system prescribed by the State and shall, pursuant to the relevant rules and regulations, and according to the different characteristics of the job duties, specify and adjust for Party B the specific working hours.  Party B shall perform (the duties so assigned) in accordance with the working hours specified by Party A.

 (II)        In light of the special nature of Party A’s industry, Party A can, according to the work needs, rearrange for Party B the working hours, the duty shift, and rest days and Party B is willing to abide by Party A’s arrangements.

IV.        Labour remuneration
 (I)          During the probation period, Party B’s wages shall be ________ Yuan (Rmb) per month.  After the (satisfactory) completion of the probation period, Party A shall pay Party B wages in accordance with the following ______ method of calculation:
 1. On an hourly basis, the wages being ______ Yuan (Rmb) per month.

 2. On a piece-rate basis, Party A shall scientifically and logically formulate the standard quota for the labour work.  Both Parties hereto shall agree the unit price for production of each piece of work through consultation in a timely manner.

 3. Other ways of calculation:______________________

Party A shall pay with legal tender the wages of Party B in each and every month and the pay date shall fall on the _____ day of each and every month.  The wages of Party B shall not in any way be lower than the minimum wage promulgated by the provincial government.  Allowances for overtime shall be implemented according to law, the rules and regulations.

 (II)        Party A may, at his discretion, evaluate Party B, according to the actual operating condition, rules and regulations as well as the (prevailing) system; and adjust Party B’s wages according to his seniority at work, award and discipline record, change of position at work.  After the rearrangement of Party B’s position at work, Party B’s wages shall be paid having had due regard to the standards of wages for the same position at work, same nature of work and the scope of duty but, shall not in any event be lower than the standard of minimum wages.

V.         Social insurance
 Both Parties hereto shall join the social insurance scheme according to law, pay the social insurance premium.  For the part of individual contribution to the social insurance scheme, Party A may deduct from Party B’s wages a sum of money to pay the premium on behalf of (Party B).

 Upon the discharge or otherwise termination of this Labour Contract by both Parties hereto, Party A shall, pursuant to the relevant rules and regulations, go through the staff file documentation, and the formalities related to the transfer of the social insurance accounts, issue the certificate in respect of such discharge or otherwise termination of this Labour Contract.  Party B shall go through formalities for the hand-over of the duties in a timely manner.

VI.        Labour protection, working condition and environment, and prevention of occupational hazards
 (I)         Party A shall, pursuant to the relevant rules and regulations of the State and local government, provide to Party B proper protection equipment and facilities and working condition and environment prescribed by the national standards and specifications so as to safeguard Party B’s health and safety whilst at work.

 (II)        Party A shall, pursuant to the relevant rules and regulations of the State, provide training to Party B on the related work safety knowledge, the rules and regulations, work operation procedures, and skills, etc.  Party B shall participate in the above training and strictly abide by and comply with the work safety rules and work operation procedures related to (the performance of) his work.

 (III)      In the event that Party B is engaged in such work in which he may be subject to any occupational hazard, Party A shall inform Party B of the same and shall, pursuant to the rules and regulations of the State, arrange for Party B to attend physical examination before and after work and shall conduct regular body checkup with Party B for any occupational disease during the term of this Contract.

VII.      Matters covenanted by both Parties
 (I)         In the event that Party A has contributed fund to provide to Party B training which is other than what the law requires: ___________________________________________

 (II)        Covenants on strict policy on confidentiality: ___________________________________________________

 (III)      Covenants on additional insurance coverage and fringe benefits: _______________________________________

 (IV)      Other matters covenanted:
___________________________________________________

VIII.     Variation of this Labour Contract
 This Labour Contract may be varied upon agreement reached by both Parties through consultation.  Any variation to the contents and the date of variation thereof shall be recorded in writing.  Such change shall only take effect after both Parties have signed and affixed their chops thereon.  An Agreement on Variation of the Labour Contract shall be entered into in respect of the variation made to this Labour Contract, whereby specific terms and conditions related thereto may be agreed upon through consultation and signed (by both Parties).  The agreement on specific terms and conditions covenanted shall be deemed as an Appendix to this Labour Contract and shall have the same binding effect as that of this Labour Contract.

IX.        Discharge, termination and renewal of this Labour Contract by both Parties shall be implemented and complied with according to the relevant rules and regulations prescribed by the State, Province and Municipality.

X.         Settlement of dispute
 In the event that any labour dispute arises out of the performance of this Contract, both Parties hereto shall resolve such dispute through consultation.  In the event that any Party hereto is not willing to go through the consultation process, or that both Parties hereto fail to reach any settlement through consultation, (either Party hereto) may apply to the Labour Dispute Mediation Committee of our unit for mediation.  In the event that mediation fails to resolve the dispute, either Party hereto may apply in writing to the Labour Dispute Arbitration Committee for arbitration within the statutory validity period of occurrence of the labour dispute.  Any Party hereto who does not accept the award may institute legal proceedings (to resolve the dispute) at the local People’s Court within fifteen days of receipt of the award.

XI.        For matters not covered by this Contract, they shall be dealt with in accordance with the relevant rules and regulations or resolved by both Parties through consultation.  In the event that the provisions of this Contract contravene the newly enacted law or rules and regulations, the newly enacted law or rules and regulations shall prevail.

XII.      This Contract is made in duplicate with each of the Parties hereto holding one copy.

Party A (Signature and chop) Legal Person (Signature and chop) Date:	Party B (Signature and chop) Date:	Verified by Unit (Signature and chop) Date: